Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of The Nasdaq Stock Market, Inc. on Form S-3 of our report dated December 10, 2004 relating to the consolidated financial statements of Toll Associates LLC, as of September 6, 2004 and for the period January 1, 2004 through September 6, 2004, and our report dated November 16, 2004 relating to the consolidated financial statements of Toll Associates LLC, as of and for the year ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference of our report dated November 16, 2004 relating to the consolidated financial statements of Toll Associates LLC as of and for the year ended December 31, 2003 included in the Current Report on Form 8-K/A of The Nasdaq Stock Market, Inc. filed November 22, 2004.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    DELOITTE & TOUCHE LLP

New York, New York

December 13, 2004